                                                                    EXHIBIT 21.1

SUBSIDIARIES OF LOOMIS, FARGO & CO.

LFC Holding Corporation, a Delaware corporation
Loomis, Fargo & Co., a Texas corporation
Loomis, Fargo & Co. of Puerto Rico, a Tennessee corporation

SUBSIDIARIES OF LFC HOLDING CORPORATION

Loomis, Fargo & Co., a Texas corporation
Loomis, Fargo & Co. of Puerto Rico, a Tennessee corporation

SUBSIDIARIES OF LOOMIS, FARGO & CO. (TEXAS)

Loomis, Fargo & Co. of Puerto Rico, a Tennessee corporation

Loomis, Fargo & Co. of Puerto Rico does not have any subsidiaries.